Auriga Laboratories Promotes Alan Roberts to Chief
Scientific Officer

Roberts to Lead Development Effort as Auriga Bolsters Product Portfolio

NORCROSS, Ga. — March 5, 2007 — Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company with products for the treatment of acute respiratory diseases, dermatological conditions, and xerostomia, announced that it has promoted its senior vice president of scientific affairs, Alan Roberts, to the position of chief scientific officer.

Roberts will apply to this key position 18 years of experience spanning various technical disciplines of the pharmaceutical industry. He has built an impressive record of accomplishment in regulatory affairs, research and development, manufacturing, and the technical analysis of pharmaceutical product acquisitions. As a member of Auriga’s senior management team, he has been instrumental in developing these areas for Auriga and supporting the company’s rapid growth.

“Filling this very important position of chief scientific officer is one of the keys to Auriga’s continued successful execution,” said Philip S. Pesin, Auriga’s CEO. “Alan will continue to lead the technical disciplines of our business, but will have a heightened focus on the development and launch of a number of major products Auriga plans to roll out over the next 12 to 18 months. Given Alan’s experience, we are confident he and his team will deliver outstanding results.”

Commented Roberts, “I am excited and honored by this tremendous opportunity. Our vision is clear, our plan is sound, and best of all, Auriga is blessed with talented, passionate people driven to execute.”

Prior to Auriga, Roberts served as vice president of global manufacturing and development, and vice president of scientific affairs for Sciele Pharma, Inc., a NASDAQ-traded company (formerly known as First Horizon Pharmaceutical Corp.). At Sciele he established the regulatory, technical, and development environments.

Before Sciele, Roberts served as vice president of research and development for Mikart, Inc., a private pharmaceutical contract manufacturer, where he was instrumental in establishing the development program and achieving FDA application approvals. Roberts has also held management positions in regulatory and development with Solvay Pharmaceuticals, Inc. and the Medical University of South Carolina’s Pharmaceutical Development Center, respectively. He holds a B.S. in Microbiology from Clemson University.

About Auriga Laboratories™

Auriga Laboratories is a specialty pharmaceutical company capitalizing on high-revenue markets and opportunities in the pharmaceutical industry through proactive sales, integrated marketing, and advanced in-house drug development capabilities. The company’s high-growth business model combines acquisition of proven brand names, powerful product development strategies and rapidly-growing national sales teams and marketing operations. Auriga acquires valuable brand portfolios that are no longer a strategic focus for large pharmaceutical companies, then capitalizes on untapped marketplace opportunities through brand extension and directed sales/marketing programs. The company’s drug-development pipeline leverages novel material science and advanced drug delivery technologies to produce improved formulations of successful brands to further expand markets, sales and clinical indications for proven, successful products. Auriga’s exclusive prescription product portfolio currently includes Aquoral™ for the treatment of xerostomia, Akurza™ and Xyralid™ dermatology products, and the Zinx™, Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the company’s ability to secure additional financing, its ability to sustain market acceptance for its products, its dependence on collaborators, the company’s ability to find and execute strategic transactions, its potential exposure to litigation, the company’s exposure to product liability claims, and the company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Investor Relations Contact:
Liolios Group, Inc.
Ron Both
949-574-3860
ron@liolios.com